Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-3 (Amendment 1) of our report dated December 16, 2013, with respect to the consolidated financial statements of Arrowhead Research Corporation and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013, and to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California
February 10, 2014